SUB-ITEM 77(Q1)
EXHIBITS

77Q1(a) Agreement And Declaration of Trust of Registrant as amended and restated on April 2, 2013 (Exhibit incorporated by reference as filed as Exhibit (2)(a) in pre-effective amendment No. 2 via EDGAR on April 23, 2013, accession number 0001435109-13-000149) .

77Q1(a) By-Laws of Registrant as amended and restated on December 18, 2012 (Exhibit incorporated by reference as filed as Exhibit (2)(b) in pre-effective amendment No. 2 via EDGAR on April 23, 2013, accession number 0001435109-13-000149).

77Q1(e)  Investment Advisory Agreement between  Financial Solutions, Inc. and Registrant dated February 26, 2013 (Exhibit incorporated by reference as filed as Exhibit (g)(1) in pre-effective amendment No. 2 via EDGAR on April 23, 2013, accession number 0001435109-13-000149) .

77Q1(e)  Sub-Advisory Agreement between Financial Solutions, Inc. and Meritage Capital LLC dated February 26, 2013 (Exhibit incorporated by reference as filed as Exhibit (g)(2) in pre-effective amendment No. 2 via EDGAR on April 23, 2013, accession number 0001435109-13-000149) .

77Q1(e)  Sub-Advisory Agreement between Financial Solutions, Inc. and Pluscios Management LLC dated February 26, 2013 (Exhibit incorporated by reference as filed as Exhibit (g)(3) in pre-effective amendment No. 2 via EDGAR on April 23, 2013, accession number 0001435109-13-000149) .